EXHIBIT 99.1

Flushing Financial Corporation to Present at the Sterne Agee 2012 Financial Institutions Investors Conference

LAKE SUCCESS, N.Y., Feb. 10, 2012 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the "Company") (Nasdaq:FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced that, David W. Fry, the Company's Executive Vice President and Chief Financial Officer, will be participating in the Sterne Agee 2012 Financial Institutions Investor Conference held on February 13 and 14, 2012.

Mr. Fry will be presenting on February 14, 2012, at 11:00a.m. Local time. Mr. Fry will also be making presentations to individual institutional investors throughout the two days of the conference.

WHO	Flushing Financial Corporation, with $4.3 billion in consolidated assets, is the parent holding company for Flushing Savings Bank, FSB. Flushing Bank is a trade name of Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its seventeen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide. Flushing Commercial Bank, a wholly-owned subsidiary, provides banking services to public entities including counties, cities, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.
WHAT	Presentation at Sterne Agee 2012 Financial Institutions Investor Conference and presentations to individual institutional investors.
WHERE/WHEN	Orlando, Florida on February 14 at 11:00am (Local Time).
PANEL DISCUSSION/ PRESENTATION	The presentation will focus on the Company's performance and its strategic operating objectives. The presentation will be available on the Company's website, www.flushingbank.com, on February 13, 2012, and will remain available through the end of the month. The webcast of the presentation will be available through a link on the Company's website.
The Company's webcast will also be accessible via:
http://www.wsw.com/webcast/agee2/ffic/
Investors who wish to view the Company's webcast will need to register at the above website prior to the presentation.
RECENT NEWS	-- January 31, 2012 – Flushing Financial Corporation Reports Record Core Earnings for the Twelve Months Ended December 31, 2011.
-- January 11, 2012 – Flushing Bank Announces the Opening of a New Branch in Borough Park, Brooklyn.
-- November 23, 2011 – Flushing Financial Corporation Declares Quarterly Dividend of $0.13 per Share.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingbank.com.

CONTACT: David Fry
         Executive Vice President and Chief Financial Officer
         Flushing Financial Corporation
         (718) 961-5400